SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009
SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-24710 (Commission File Number)	52-1700207 (I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBITS
EX-4.1: NOTE PURCHASE AGREEMENT
EX-4.2: INDENTURE
EX-4.3: SECURITY AGREEMENT
EX-4.4: DEED OF TRUST
EX-4.5: DEED OF TRUST
EX-4.6: REGISTRATION RIGHTS AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01  Entry into Material Definitive Agreements.
Note Purchase Agreement
     On February 13, 2009, Sirius XM Radio Inc. (the “Company,” “we” and “us”) and its wholly-owned subsidiaries, XM Satellite Radio Holdings Inc. (“XM Holdings”), XM 1500 Eckington LLC and XM Investment LLC entered into a note purchase agreement (the “Note Purchase Agreement”) with the purchasers named therein (collectively, the “Purchasers”), whereby the Purchasers exchanged $172,485,000 aggregate principal amount of outstanding 10% Convertible Senior Notes (the “Old Notes”) of XM Holdings for a like principal amount XM Holdings’ Senior PIK Secured Notes due 2011 (the “New Notes”) in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).
     The New Notes are fully and unconditionally guaranteed by XM 1500 Eckington LLC and XM Investment LLC (together, the “Subsidiary Guarantors”). The New Notes are secured by a first-priority lien on substantially all of the personal and real estate property of the Subsidiary Guarantors. XM Holdings may, at its option, redeem some or all of the New Notes at any time at 100% of the principal amount prepaid, together with accrued and unpaid interest, if any.
     We have agreed to pay to the Purchasers a fee (the “Fee”) equal to, at each Purchaser’s election, either (i) 833 shares of our common stock (the “Structuring Fee Shares”) for every $1,000 principal amount of Old Notes exchanged or (ii) an amount in cash equal to $50 for every $1,000 principal amount of Old Notes exchanged (the “Cash Election”). The total number of Structuring Fee Shares delivered was 59,718,519, and the aggregate cash delivered was approximately $5.1 million. The Structuring Fee Shares were issued pursuant to an exemption from the registration requirements of the Securities Act.
     Pursuant to the Note Purchase Agreement, we have filed a prospectus supplement to our existing shelf registration statement naming each of the Purchasers as selling stockholders for the Structuring Fee Shares issued and to be issued to the Purchasers. We also agreed to keep such prospectus supplement continuously usable until the earlier of (i) the six-month anniversary of the issuance of the New Notes, (ii) when all such Structuring Fee Shares are eligible to be sold immediately without volume, manner of sale, filing or other restrictions by our non-affiliates pursuant to Rule 144 of the Securities Act or (iii) when all the Structuring Fee Shares covered by the prospectus supplement have been sold pursuant to a registration statement.
Indenture; Security Agreement
     The terms of the New Notes are governed by an indenture, dated as of February 13, 2009, among us, XM Holdings, as issuer, the Subsidiary Guarantors and U.S. Bank National Association, as trustee. The New Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors.
     The aggregate principal amount outstanding of the New Notes will be paid on the final maturity date of June 1, 2011. We will pay interest on the principal amount of the New Note at a rate of 10.0% per annum paid in cash from December 1, 2008 to December 1, 2009; at a rate of 10.0% per annum paid in cash and 2.0% per annum paid in kind from December 1, 2009 to December 1, 2010; and at a rate of 10.0% per annum paid in cash and 4.0% per annum paid in kind from December 1, 2010 to the final maturity date. Interest shall be paid semiannually in arrears on June 1 and December 1 of each year.

     The New Notes rank equally in right of payment with XM Holdings’ existing and future senior indebtedness, and are secured pursuant to a security agreement between the Subsidiary Guarantors and U.S. Bank National Association, as collateral agent (the “Security Agreement”). Pursuant to the Security Agreement, the collateral underlying the security interest in the New Notes consists of a perfected first-priority lien on substantially all of the real and personal property of the Subsidiary Guarantors, which includes certain real estate holdings in Washington D.C., including the XM Holdings corporate headquarters. We have engaged advisors in connection with a financing transaction relating to the XM Holdings corporate headquarters. Pursuant to the indenture, XM Holdings is required to apply the net proceeds of a sale lease-back or other financing transaction of the headquarters to redeem the Notes. Provided that such financing transaction raises proceeds of at least $50 million and XM Holdings uses such proceeds to redeem the Notes, the lien on all such real and personal would be released.
     The New Notes may be redeemed at the option of XM Holdings at any time, in whole or in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest. In addition, upon the occurrence of a fundamental change (as defined in the indenture), each holder shall have the right, subject to the terms and conditions of the indenture, to put its New Notes to XM Holdings at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest. The indenture also contains customary covenants, including a covenant limiting mergers and consolidations of XM Holdings and the Subsidiary Guarantors.
     The New Notes are also subject to customary events of default, including a cross-payment default and cross-acceleration provision.
Registration Rights Agreement
     Pursuant to the Note Purchase Agreement, we also entered into a registration rights agreement, dated as of February 13, 2009 (the “Registration Rights Agreement”), between us, XM Holdings, the Subsidiary Guarantors and the Purchasers, pursuant to which we agreed to use reasonable best efforts to file a shelf registration statement no later than March 17, 2009 to permit resales of the New Notes, to use reasonable best efforts to cause that registration statement to be declared effective as soon as practicable thereafter and to use reasonable best efforts to keep the registration statement effective during the period specified in the Registration Rights Agreement.
     In lieu of filing or causing a shelf registration statement to become effective, we may elect to use reasonable best efforts to file an exchange offer registration statement for an offer to exchange the New Notes for exchange notes, to commence an exchange offer promptly after the exchange offer registration statement is declared effective and to complete the exchange offer within 60 days after it is declared effective.
     If the shelf registration statement is not declared effective within 180 days after March 17, 2009 or is declared effective but thereafter ceases to be effective or usable, or if the exchange offer is not consummated on or prior to such date, additional interest will accrue on the New Notes at a rate of 0.25% per annum.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The response to Item 1.01 is hereby incorporated into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The response to Item 1.01 is hereby incorporated into this Item 3.02. The Structuring Fee Shares issued to the Purchasers in respect of the Fee referred to in response to Item 1.01 were issued initially in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, based on the Purchasers’ representations that, among other things, they are “accredited investors” within the meaning of Rule 501 under the Securities Act. We agreed to file a prospectus supplement under an existing shelf registration statement to permit resales by the Purchasers of the Structuring Fee Shares received by them.
     The Company also issued an aggregate of 23,400,000 shares of our common stock, par value $0.001 per share, in late January and early February 2009, in exchange for $3,000,000 principal amount of our 2 1/2% Convertible Notes due 2009 (the “2 1/2% Notes”) beneficially owned by institutional holders. After giving effect to these exchanges, $171,588,000 aggregate principal amount of the 2 1/2% Notes remained outstanding. The Company did not receive any cash proceeds as a result of the exchange of its common stock for the 2 1/2% Notes, which notes have been or will be retired and cancelled. The Company executed these transactions to reduce its debt and interest cost, increase its equity, and improve its balance sheet. The Company may engage in additional exchanges in respect of its outstanding indebtedness if and as favorable opportunities arise. Any such issuance of the shares of its common stock will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act.
Item 8.01. Other Events.
     On February 13, 2009, we issued a press release announcing that we had entered into the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit	Description of Exhibit

4.1	Note Purchase Agreement, dated February 13, 2009, among Sirius XM Radio Inc., XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and the purchasers named therein.

4.2	Indenture, dated February 13, 2009, among Sirius XM Radio Inc., XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and U.S. Bank National Association, as Trustee.

4.3	Security Agreement, dated February 13, 2009, among XM 1500 Eckington LLC, XM Investment LLC and U.S. Bank National Association, as Collateral Trustee.

4.4	Deed of Trust and Security Agreement, dated February 13, 2009, between XM 1500 Eckington LLC, as grantor, and U.S. Bank National Association, as Collateral Trustee for the holders of the New Notes.

4.5	Deed of Trust and Security Agreement, dated February 13, 2009, between XM Investment LLC, as grantor, and U.S. Bank National Association, as Collateral Trustee for the holders of the New Notes.

4.6	Registration Rights Agreement, dated February 13, 2009, among Sirius XM Radio Inc,, XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and the purchasers named therein.

99.1	Press release dated February 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: February 17, 2009

EXHIBITS

Exhibit	Description of Exhibit

4.1	Note Purchase Agreement, dated February 13, 2009, among Sirius XM Radio Inc., XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and the purchasers named therein.

4.2	Indenture, dated February 13, 2009, among Sirius XM Radio Inc., XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and U.S. Bank National Association, as Trustee.

4.3	Security Agreement, dated February 13, 2009, among XM 1500 Eckington LLC, XM Investment LLC and U.S. Bank National Association, as Collateral Trustee.

4.4	Deed of Trust and Security Agreement, dated February 13, 2009, between XM 1500 Eckington LLC, as grantor, and U.S. Bank National Association, as Collateral Trustee for the holders of the New Notes.

4.5	Deed of Trust and Security Agreement, dated February 13, 2009, between XM Investment LLC, as grantor, and U.S. Bank National Association, as Collateral Trustee for the holders of the New Notes.

4.6	Registration Rights Agreement, dated February 13, 2009, among Sirius XM Radio Inc,, XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and the purchasers named therein.

99.1	Press release dated February 13, 2009.